Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-8 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K/A dated July 23, 1997 of Quality Food Centers, Inc. for the year ended December 28, 1996.



DELOITTE & TOUCHE LLP

Seattle, Washington
March 4, 1998

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-8 of our report dated February 10, 1997 (February 14, 1997, as to Notes 1, 3, 9 and 10) relating to the financial statements of Keith Uddenberg, Inc. appearing in the Current Report on Form 8-K/A dated November 12, 1996 and filed February 20, 1997, of Quality Food Centers, Inc.



DELOITTE & TOUCHE LLP

Seattle, Washington
March 4, 1998